                                                                     EXHIBIT 1.1

         ____________________________________________________________


                        CERTIFICATE PURCHASE AGREEMENT


                                     among


                   NAVISTAR FINANCIAL SECURITIES CORPORATION
                                  as Seller,


                        NAVISTAR FINANCIAL CORPORATION,
                                  as Servicer


                       RECEIVABLES CAPITAL CORPORATION,
                           as the Conduit Purchaser,


                    BANK OF AMERICA, NATIONAL ASSOCIATION,
                  as Administrative Agent for the Purchasers,

                                      and

                    BANK OF AMERICA, NATIONAL ASSOCIATION,
                           as a Committed Purchaser

                         dated as of January 28, 2000


         ____________________________________________________________

                               TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE I

     DEFINITIONS

     SECTION 1.01  Certain Defined Terms...........................................................................     1
     SECTION 1.02  Other Definitional Provisions...................................................................    10

ARTICLE II

     PURCHASE AND SALE

     SECTION 2.01  Purchase and Sale of the Series 2000-VFC Certificates...........................................    11
     SECTION 2.02  Initial Purchase Price..........................................................................    11
     SECTION 2.03  Incremental Fundings............................................................................    11
     SECTION 2.04  Extension of Purchase Expiration Date...........................................................    13
     SECTION 2.05  Reduction of Maximum Funded Amount..............................................................    13
     SECTION 2.06  Calculation of Monthly Interest.................................................................    13

ARTICLE III

     CLOSING

     SECTION 3.01  Closing.........................................................................................    14
     SECTION 3.02  Transactions to be Effected at the Closing......................................................    14

ARTICLE IV

     CONDITIONS PRECEDENT TO
     PURCHASE ON THE CLOSING DATE

     SECTION 4.01  Performance by the Seller and Servicer..........................................................    15
     SECTION 4.02  Representations and Warranties..................................................................    15
     SECTION 4.03  Corporate Documents.............................................................................    15
     SECTION 4.04  Opinions of Counsel to NFC and the Seller.......................................................    15
     SECTION 4.05  Opinions of Counsel to the Master Trust Trustee.................................................    15
     SECTION 4.06  Audit Information...............................................................................    15
     SECTION 4.07  Financing Statements............................................................................    16
     SECTION 4.08  Ratings.........................................................................................    16
     SECTION 4.09  Documents.......................................................................................    16

     SECTION 4.10  No Actions or Proceedings.......................................................................    16
     SECTION 4.11  Approvals and Consents..........................................................................    16
     SECTION 4.12  Officer's Certificates..........................................................................    16
     SECTION 4.13  Accounts........................................................................................    17
     SECTION 4.14  Other Documents.................................................................................    17
     SECTION 4.15.  Fees...........................................................................................    17

ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF THE SELLER

     SECTION 5.01 Representations and Warranties of the Seller.....................................................    17
     SECTION 5.02.  Representations and Warranties of NFC..........................................................    19

ARTICLE VI

     REPRESENTATIONS AND WARRANTIES
     WITH RESPECT TO THE CONDUIT PURCHASER

     SECTION 6.01  Organization....................................................................................    21
     SECTION 6.02  Authority, etc..................................................................................    21
     SECTION 6.03  Securities Act..................................................................................    22
     SECTION 6.04  Investment Company Act..........................................................................    22

ARTICLE VII

     COVENANTS OF THE SELLER

     SECTION 7.01  Access to Information...........................................................................    22
     SECTION 7.02  Security Interests; Further Assurances..........................................................    23
     SECTION 7.03  Covenants.......................................................................................    23
     SECTION 7.04  Amendments......................................................................................    23

ARTICLE VIIA

     COVENANTS OF NFC

     SECTION 7A.01  Information from NFC...........................................................................    23
     SECTION 7A.02  Access to Information..........................................................................    24
     SECTION 7A.03  Covenants......................................................................................    25
     SECTION 7A.04  Amendments.....................................................................................    25

ARTICLE VIII

     ADDITIONAL COVENANTS

     SECTION 8.01  Legal Conditions to Closing.....................................................................    25
     SECTION 8.02  Expenses........................................................................................    25
     SECTION 8.03  Mutual Obligations..............................................................................    25
     SECTION 8.04  Restrictions on Transfer........................................................................    25
     SECTION 8.05  Consents, etc...................................................................................    25

ARTICLE IX

     INDEMNIFICATION

     SECTION 9.01  Indemnification.................................................................................    26
     SECTION 9.02  Procedure.......................................................................................    26
     SECTION 9.03  Defense of Claims...............................................................................    26
     SECTION 9.04  Indemnity for Taxes, Reserves and Expenses......................................................    27
     SECTION 9.05  Costs, Expenses, Taxes, Breakage Payments and Increased Costs
                   under Certificate Purchase Agreement and Program Facility.......................................    29

ARTICLE X

     THE ADMINISTRATIVE AGENT

     SECTION 10.01  Authorization and Action.......................................................................    30
     SECTION 10.02  Administrative Agent's Reliance, Etc...........................................................    30
     SECTION 10.03  Administrative Agent and Affiliates............................................................    31
     SECTION 10.04  Indemnification................................................................................    31
     SECTION 10.05  Purchase Decision..............................................................................    31
     SECTION 10.06  Successor Administrative Agent.................................................................    32

ARTICLE XI

     MISCELLANEOUS

     SECTION 11.01  Amendments.....................................................................................    32
     SECTION 11.02  Notices........................................................................................    32
     SECTION 11.03  No Waiver; Remedies............................................................................    33
     SECTION 11.04  Binding Effect; Assignability..................................................................    33
     SECTION 11.05  Provision of Documents and Information.........................................................    34
     SECTION 11.06  GOVERNING LAW; JURISDICTION....................................................................    35
     SECTION 11.07  No Proceedings.................................................................................    35

    SECTION 11.08  Execution in Counterparts.......................................................................    35
    SECTION 11.09  No Recourse.....................................................................................    35
    SECTION 11.10  Limited Recourse................................................................................    36
    SECTION 11.11  Survival........................................................................................    36
    SECTION 11.12  Tax Characterization............................................................................    36
    SECTION 11.13  Master Trust Rating Agency Notices..............................................................    36

EXHIBIT A  Form of Notice of Incremental Funding
EXHIBIT B  Form of Investment Letter

SCHEDULE I   Addresses for Notice

     CERTIFICATE PURCHASE AGREEMENT ("Certificate Purchase Agreement") dated as
                                      ------------------------------
of January 28, 2000, among Navistar Financial Securities Corporation (the "Seller"), Navistar Financial Corporation ("Servicer"), the Conduit Purchaser,
 ------                                     --------
the Administrative Agent and the Committed Purchaser named herein.

     The parties hereto agree as follows:


                                    ARTICLE

                                  DEFINITIONS

     SECTION 1.01   Certain Defined Terms.  Capitalized terms used herein
                    ---------------------
without definition shall have the meanings set forth in the Pooling and Servicing Agreement (as defined below) or the Series Supplement (as defined below), as applicable. If a term used herein is defined both in the Pooling and Servicing Agreement and the Series Supplement, it shall have the meaning set forth in the Series Supplement. Additionally, the following terms shall have the following meanings:

          "Act" means the Securities Act of 1933, as amended.
           ---

          "Additional Amounts" means all amounts owed pursuant to Article IX
           ------------------
hereof plus any Breakage Payments owed to the Purchasers pursuant to Section 2.06(c) of this Certificate Purchase Agreement.

          "Administrative Agent" means Bank of America in its capacity as
           --------------------
Administrative Agent for the Purchasers.

          "Alternate Rate" for any Fixed Period for any Funding Tranche means an
           --------------
interest rate per annum equal to 0.625% per annum above the Eurodollar Rate for
                                        --- -----
such Fixed Period; provided, however, that in the case of
                   --------  -------

               (i) any Fixed Period existing on or after the first day of which the Administrative Agent shall have been notified by the Conduit Purchaser or a Liquidity Purchaser or other Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Conduit Purchaser or such Liquidity Purchaser or other Program Support Provider to fund any Funding Tranche (based on the Eurodollar Rate) set forth above (and the Conduit Purchaser or such Liquidity Purchaser or other Program Support Provider shall not have subsequently notified the Administrative Agent that such circumstances no longer exist),

               (ii) any Fixed Period of one to (and including) 13 days,

               (iii) any Fixed Period relating to a Funding Tranche which is less than $1,000,000, and

               (iv) any Fixed Period with respect to which the Alternate Rate, for any reason, becomes applicable on notice to the Administrative Agent of less than three Business Days,

the "Alternate Rate" for each such Fixed Period shall be an interest rate per
     --------------
annum equal to the Corporate Base Rate in effect on each day of such Fixed Period. The "Alternate Rate" for any day on or after the occurrence of an Early
              --------------
Amortization Event shall be an interest rate equal to 2.0% per annum above the
                                                           --- -----
Corporate Base Rate in effect on such day.

          "Applicable Indemnifying Party" shall have the meaning set forth in
           -----------------------------
Section 9.02 hereof.

          "Asset Purchase Agreement" means the liquidity asset purchase
           ------------------------
agreement dated as of the date hereof among RCC, the Administrative Agent and each of the Purchasers signatory thereto, as the same may from time to time be amended, restated, supplemented or otherwise modified.

          "Assignment and Acceptance" means an assignment and acceptance
           -------------------------
agreement entered into by a Purchaser, a permitted assignee and the Administrative Agent for such Purchaser, pursuant to which such assignee may become a party to this Certificate Purchase Agreement.

          "Bank of America" means Bank of America, National Association, a
           ---------------
national banking association.

          "Breakage Payment" is defined in Section 2.06(c) of this Certificate
           ----------------
Purchase Agreement.

          "Closing" has the meaning specified in Section 3.01 hereof.
           -------

          "Closing Date" has the meaning specified in Section 3.01 hereof.
           ------------

          "Committed Purchaser" means Bank of America and each of its assigns
           -------------------
(with respect to its commitment to make Incremental Fundings) that shall become a party to this Certificate Purchase Agreement pursuant to Section 11.04 hereof.

          "Conduit Purchaser" means RCC and any of its permitted assigns that is
           -----------------
a RIC.

          "Corporate Base Rate" means for any day, a fluctuating interest rate
           -------------------
per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

          (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate." It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

          (b)  0.50% per annum above the latest Federal Funds Rate.

          "CP Rate" for any Fixed Period for any Funding Tranche means, to the
           -------
extent the Conduit Purchaser funds such Funding Tranche for such Fixed Period by issuing Notes, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuance of Notes that are allocated, in whole or in part, by the Conduit Purchaser or the Administrative Agent to fund or maintain such Funding Tranche (and which may also be allocated in part to the funding of other Funding Tranches hereunder or of other assets of the Conduit Purchaser); provided, however, that if any component of such rate is a discount
            --------  -------
rate, in calculating the "CP Rate" for such Funding Tranche for such Fixed
                          -------
Period, the Conduit Purchaser shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, a Conduit Purchaser's "weighted average
                                                           ----------------
cost" shall consist of (w) the actual interest rate (or discount) paid to
----
purchasers of the Conduit Purchaser's Notes, together with the commissions of placement agents and dealers in respect of such Notes, to the extent such commissions are allocated, in whole or in part, to such Notes by the Conduit Purchaser or the Administrative Agent, (x) certain documentation and transaction costs associated with the issuance of such Notes, (y) any incremental carrying costs incurred with respect to Notes maturing on dates other than those on which corresponding funds are received by the Conduit Purchaser, and (z) other borrowings by the Conduit Purchaser (other than under any Program Support Agreement), including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

          "Day Count Fraction" means, as to any Funding Tranche for any Fixed
           ------------------
Period, a fraction (a) the numerator of which is the number of days in such Fixed Period and (b) the denominator of which is 360 (or, with respect to any Funding Tranche which accrues interest by reference to the Corporate Base Rate, the actual number of days in the related calendar year).

          "Eurodollar Rate" means, for any Fixed Period, an interest rate per
           ---------------
annum (rounded upward to the nearest 1/1000th of 1%) determined pursuant to the following formula:

Eurodollar Rate =                       LIBOR
                         ------------------------------------
                         1.00 - Eurodollar Reserve Percentage

Where,

          "Eurodollar Reserve Percentage" means, for any Fixed Period, the
           -----------------------------
     maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/1000th of 1%) in effect on the date LIBOR for such Fixed Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Fixed Period; and

          "LIBOR" means the rate of interest per annum determined by the
           -----
     Liquidity Agent to be the arithmetic mean (rounded upward to the nearest 1/1000th of 1%) of the rates of interest per annum notified to the Liquidity Agent by the Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the portion of Invested Amount associated with such Fixed Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Fixed Period.

          "Federal Bankruptcy Code" means the bankruptcy code of the United
           -----------------------
States of America codified in Title 11 of the United States Code.

          "Federal Funds Rate" means, for any period, the per annum rate set
           ------------------
forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
Reserve System, or any entity succeeding to any of its principal functions.

          "Fee Letter" means the agreement dated as of January 28, 2000 among
           ----------
the Seller, the Servicer and the Administrative Agent setting forth certain fees payable in connection with the purchase of the Series 2000-VFC Certificates by the Administrative Agent for the benefit of the Purchasers.

          "Fixed Period" means, unless otherwise mutually agreed by the
           ------------
Administrative Agent and the Conduit Purchaser, (a) with respect to any Funding Tranche funded by the issuance of Notes, (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Funding Tranche and ending on (and including) the last day of the current calendar month, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Fixed Period for such Funding Tranche and ending on (and including) the last day of the current calendar month and (b) with respect to any Funding Tranche not funded by the issuance of Notes, (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Funding Tranche and ending on (but excluding) the next following Distribution Date and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Fixed Period for such Funding Tranche and ending on (and excluding) the last day of the next following Distribution Date; provided, that
                                                                 --------

               (i) any Fixed Period with respect to any Funding Tranche not funded by the issuance of Notes which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if interest in respect of such Fixed
                        --------  -------
          Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day;

               (ii) in the case of any Fixed Period for any Funding Tranche which commences before the Series Termination Date and would otherwise end on a date occurring after the Series Termination Date, such Fixed Period shall end on such Series Termination Date and the duration of each Fixed Period which commences on or after the Series Termination Date shall be of such duration as shall be selected by the Administrative Agent;

               (iii) any Fixed Period in respect of which interest is computed by reference to the CP Rate may be terminated at the election of, and upon notice thereof to the Seller by, the Administrative Agent any time, in which case the Funding Tranche allocated to such terminated Fixed Period shall be allocated to a new Fixed Period commencing on (and including) the date of such termination and ending on (but excluding) the next following Distribution Date, and shall accrue interest at the Alternate Rate (determined pursuant to clause (b) of
                                                                 ----------
          such definition).

          "Funded Amount" means, on any Business Day, an amount equal to the
           -------------
result of (a) the Initial Funded Amount plus (b) the aggregate amount of all
                                        ----
Incremental Funded Amounts for all Incremental Fundings occurring on or prior to such Business Day minus (c) the aggregate amount of principal payments made to
                  -----
Series 2000-VFC Certificateholders prior to such date.

          "Funding Rate" means, with respect to any Fixed Period and any Funding
           ------------
Tranche, (a) to the extent the Conduit Purchaser (or a RIC which is an assignee of the Conduit Purchaser) is funding such Funding Tranche during such Fixed Period through the issuance of Notes, the CP Rate, and (b) to the extent any Purchaser is not funding such Funding Tranche through the issuance of Notes, a rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year and the actual days elapsed) equal to the Alternate Rate.

          "Funding Tranche" means, at any time, each portion of the Funded
           ---------------
Amount allocated to the same Fixed Period and accruing interest by reference to the same Funding Rate at such time.

          "Governmental Actions" means any and all consents, approvals, permits,
           --------------------
orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

          "Governmental Authority"  means the United States of America, any
           ----------------------
state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

          "Governmental Rules" means any and all laws, statutes, codes, rules,
           ------------------
regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

          "Incremental Funded Amount" shall mean the amount of the increase in
           -------------------------
the Funded Amount occurring as a result of any Incremental Funding, which amount shall equal the aggregate amount of the purchase price paid by the Series 2000-VFC Certificateholders with respect to that Incremental Funding pursuant to this Certificate Purchase Agreement and the Series Supplement.

          "Incremental Funding" means an increase in the aggregate outstanding
           -------------------
principal balance of the Series 2000-VFC Certificate in accordance with the provisions of Section 2.03 hereof.

          "Incremental Funding Date" means the date on which each Incremental
           ------------------------
Funding occurs.

          "Indemnified Party" means any Purchaser, the Administrative Agent or
           -----------------
any of their officers, directors, employees, agents, representatives, assignees or Affiliates.

          "Initial Invested Amount" means $300,000,000.
           -----------------------

          "Initial Purchase Price" has the meaning specified in Section 2.02
           ----------------------
hereof.

          "Investment Letter" means a letter in the form of Exhibit B hereto.
           -----------------

          "Liquidity Agent" means Bank of America in its capacity as Liquidity
           ---------------
Agent pursuant to the Asset Purchase Agreement.

          "Liquidity Purchasers" means each of the purchasers party to the Asset
           --------------------
Purchase Agreement.

          "Material Adverse Effect" means a material adverse effect on (i) the
           -----------------------
business, results of operations or financial condition or the material properties or assets of NFSC or NFC, (ii) the performance of their obligations hereunder or under the Series Documents or (iii) the interests of the Purchasers hereunder.

          "Maximum Funded Amount" means $300,000,000, as such amount may be
           ---------------------
decreased from time to time in accordance with Section 2.05 hereof.

          "Monthly Interest" means, with respect to any Distribution Date, the
           ----------------
sum of:

     (A) the sum of (i) the summation of the amount of interest accrued during the related Due Period on each Funding Tranche funded at the CP Rate, determined by multiplying (a) the applicable Tranche Rate times (b)
                                                                    -----
          the Weighted Average Funded Amount for such Funding Tranche times (c)
                                                                      -----
          the applicable Day Count Fraction and (ii) any Monthly Interest calculated in accordance with clause (A)(i) above due but not paid with respect to the prior Due Period, plus interest on such unpaid amount calculated as the product of (x) the weighted average Tranche Rate for all Funding Tranches funded at the CP Rate during the most recent Due Period, times (y) the amount of such unpaid Monthly
                             -----
          Interest, times (z) the quotient of the number of days in the related Distribution Period divided by 360,

     plus
     ----

     (B) the sum of (i) the summation of the amount of interest accrued during the related Distribution Period on each Funding Tranche not funded at the CP Rate, determined by multiplying (a) the applicable Tranche Rate times (b) the Weighted Average Funded Amount for such Funding Tranche
          -----
          times (c) the applicable Day Count Fraction and (ii) any Monthly
          -----
          Interest calculated in accordance with clause (B)(i) above due but not paid with respect to the prior Distribution Period, plus interest on such unpaid amount calculated as the product of (x) the weighted average Tranche Rate for all Funding Tranches not funded at the CP Rate during the most recent Distribution Period, times (y) the amount of such
                                               -----
          unpaid Monthly Interest, times (z) for Funding Tranches that do not accrue interest by reference to the Corporate Base Rate, the quotient of the number of days in the related Distribution Period divided by 360.

plus
----

     (C) on any Distribution Date on which the Funded Amount of the Series 2000-VFC Certificates is reduced to zero and on the Series Termination Date, any amounts which accrue in clause (A) above from (and excluding) the last day of the related Due Period through (and including) such Distribution Date.

          "NFC" means Navistar Financial Corporation, a Delaware corporation,
           ---
and its successors and permitted assigns.

          "NFC Losses" has the meaning specified in Section 9.01(b) hereof.
           ----------

          "NFSC" means Navistar Financial Securities Corporation, a Delaware
           ----
corporation, and its successors and permitted assigns.

          "NITC" means Navistar International Transportation Corp.
           ----

          "NIC" means Navistar International Corporation.
           ---

          "Non-Use Fee" is defined in the Fee Letter.
           -----------

          "Notes" means short-term promissory notes issued or to be issued by a
           -----
Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

          "Notice of Incremental Funding" means a written notice of an
           -----------------------------
Incremental Funding in the form of Exhibit A hereto.

          "Pooling and Servicing Agreement" means the Pooling and Servicing
           -------------------------------
Agreement dated as of June 8, 1995 among the Seller, the Servicer, and The Bank of New York, as Master Trust Trustee, as the same has been and may be amended, modified or supplemented.

          "Program Rate" is defined in the Fee Letter.
           ------------

          "Program Support Agreement" means and includes, with respect to the
           -------------------------
Conduit Purchaser, the Asset Purchase Agreement and any other agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Conduit Purchaser, the issuance of one or more surety bonds for which the Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Conduit Purchaser to any Program Support Provider of any interest in the Series 2000-VFC Certificates (or portions thereof) and/or the making of loans and/or other extensions of credit to the Conduit Purchaser in connection with the Conduit Purchaser's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrative Agent).

          "Program Support Provider" means and includes, with respect to the
           ------------------------
Conduit Purchaser, any Liquidity Purchaser and any other or additional Person (other than any customer of the Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Conduit Purchaser's securitization program.

          "Purchase Agreement" means the Purchase Agreement dated as of June 8,
           ------------------
1995 between NFC and NFSC, as may be amended or otherwise modified from time to time.

          "Purchase Expiration Date" means the earlier of (i) the date which is
           ------------------------
364 days from the date of this Agreement and (ii) the date on which the Early Amortization Period commences, as such date may from time to time be modified in accordance with Section 2.04 hereof.

          "Purchasers" means, the Conduit Purchaser, the Liquidity Purchasers
           ----------
and the Committed Purchasers.

          "Purchaser Percentage" of any Committed Purchaser means (a) with
           --------------------
respect to Bank of America, the percentage set forth on the signature page to this Certificate Purchase Agreement as such Committed Purchaser's Purchaser Percentage, or such percentage as reduced by any Assignment and Acceptance entered into with an assignee, or (b) with respect to a Committed Purchaser that has entered into an Assignment and Acceptance, the percentage set forth therein as such Purchaser's Purchaser Percentage, or such percentage as reduced by any Assignment and Acceptance entered into between such Committed Purchaser and an assignee.

          "RCC" means Receivables Capital Corporation, a Delaware corporation.
           ---

          "Reference Bank" means Bank of America.
           --------------

          "RIC" means a special purpose company, other than the Conduit
           ---
Purchaser, which (i) is administered by the Administrative Agent or an Affiliate thereof and (ii) has activities generally similar to the Conduit Purchaser.

          "Seller Losses" has the meaning specified in Section 9.01(a) hereof.
           -------------

          "Series 2000-VFC Certificate" means the Series 2000-VFC Floating Rate
            --------------------------
Dealer Note Asset Backed Certificate in the maximum aggregate principal amount of $300,000,000 to be issued by the Master Trust pursuant to the Pooling and Servicing Agreement and the Series Supplement, evidencing an undivided senior beneficial interest in certain assets of the Master Trust.

          "Series Documents" means the Pooling and Servicing Agreement, the
           ----------------
Series Supplement, the Master Revolving Credit Agreement, the Purchase Agreement and this Certificate Purchase Agreement.

          "Series Supplement" means the Series Supplement dated as of January
           -----------------
28, 2000 among the Seller, the Servicer, and The Bank of New York, as Master Trust Trustee, supplementing the Pooling and Servicing Agreement and relating to the Series 2000-VFC Certificates, as the same may be amended, modified or supplemented.

          "Servicer" means Navistar Financial Corporation, or any Successor
           --------
Servicer appointed in accordance with the terms of the Pooling and Servicing Agreement and Series Supplement.

          "Third Party Claim" has the meaning specified in Section 9.02 hereof.
           -----------------

          "Tranche Rate" means for any Fixed Period, with respect to any Funding
           ------------
Tranche, a per annum rate equal to the sum of (i) the applicable Funding Rate for such Fixed Period plus (ii) if such Funding Tranche is funded at the CP
                       ----
Rate, the Program Rate.

          "Weighted Average Funded Amount" means, with respect to any Funding
           ------------------------------
Tranche for any Fixed Period, the quotient of (i) the summation of the portion of the Funded Amount allocated to such Funding Tranche determined as of each day in such Fixed Period, divided by (ii) the number of days in such Fixed Period.

          SECTION   1.02   Other Definitional Provisions.  All terms defined in
                           -----------------------------
this Certificate Purchase Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Certificate Purchase Agreement shall refer to this Certificate Purchase

Agreement as a whole and not to any particular provision of this Certificate Purchase Agreement; and Section, subsection, Schedule and Exhibit references contained in this Certificate Purchase Agreement are references to Sections, subsections, the Schedules and Exhibits in or to this Certificate Purchase Agreement unless otherwise specified.


                                  ARTICLE II

                               PURCHASE AND SALE

          SECTION 2.01  Purchase and Sale of the Series 2000-VFC Certificates.
                        -----------------------------------------------------
On the terms and subject to the conditions set forth in this Certificate Purchase Agreement, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Seller may offer to sell to the Administrative Agent, on behalf of the Purchasers, and the Administrative Agent, on behalf of the Purchasers, may elect to purchase at the Closing, a Series 2000-VFC Certificate in an initial outstanding principal amount equal to the Initial Invested Amount.

          SECTION 2.02  Initial Purchase Price. The Series 2000-VFC Certificate
                        ----------------------
is to be purchased at a price (the "Initial Purchase Price") of 100% of its
                                    ----------------------
Initial Invested Amount.

          SECTION2.03   Incremental Fundings. (a) Subject to the terms and
                        --------------------
conditions of this Certificate Purchase Agreement and the Series Supplement, from time to time prior to the Purchase Expiration Date upon receipt by the Administrative Agent of a Notice of Incremental Funding, (i) the Administrative Agent, on behalf of the Conduit Purchaser, and in the sole and absolute discretion of the Conduit Purchaser, may make Incremental Fundings and (ii) if the Conduit Purchaser elects not to make an Incremental Funding, the Committed Purchaser and its permitted assigns severally agree to make their respective Purchaser Percentages of such Incremental Funding; provided, that no Committed Purchaser shall be required to make a portion of any Incremental Funding if, after giving effect thereto, (A) its Purchaser Percentage of the Funded Amount would exceed its Purchaser Percentage of the Maximum Funded Amount or (B) its Purchaser Percentage of the Funded Amount hereunder plus the aggregate "Unrecovered Purchase Price" (as defined in the Asset Purchase Agreement) of all "Percentage Interests" (as defined in the Asset Purchase Agreement) purchased by such Committed Purchaser as a Liquidity Purchaser under the Asset Purchase Agreement would exceed its Purchaser Percentage of the sum of the Maximum Funded Amount.

          (b) Each Incremental Funding hereunder shall be subject to the further conditions precedent that:

               (i) The Administrative Agent will have received copies of all settlement statements and all reports required to be delivered by the Servicer to the Master Trust Trustee pursuant to Section 3.04 of the Pooling and Servicing Agreement and Section 5.02 of the Series Supplement;

               (ii) Each of the representations and warranties of the Seller and the Servicer made in the Series Documents shall be true and correct in all material respects as of the applicable Incremental Funding Date (except to the extent they expressly relate to an earlier or later time);

               (iii) The Seller and the Servicer shall be in compliance in all material respects with all of their respective covenants contained in the Series Documents;

               (iv) No Early Amortization Event shall have occurred and be continuing;

               (v) The Available Subordinated Amount shall be at least equal to the Required Subordinated Amount (calculated on a pro forma basis after giving effect to such Incremental Funding);

               (vi) The Master Trust Seller's Interest shall be at least equal to the Minimum Master Trust Seller's Interest (after giving effect to such Incremental Funding);

               (vii) At least three Business Days prior to the Incremental Funding Date, the Administrative Agent shall have received a completed Notice of Incremental Funding;

               (viii) The amount on deposit in the Spread Account shall be at least equal to Projected Spread for the related Transfer Date;

               (ix) The available commitments of the Liquidity Purchasers under the Asset Purchase Agreement and the credit and/or liquidity coverage committed under the program-wide credit and/or liquidity facilities for the commercial paper program of the Conduit Purchaser shall be in the amounts required to maintain the then-current ratings of the Conduit Purchaser's Notes; and

               (x) There shall have been deposited into the Incremental Funding Reserve Account an amount at least equal to the Incremental Funding Reserve Deposit Amount for such Distribution Date.

          (c) Each Incremental Funding shall be requested in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof; provided, that an Incremental Funding may be requested in the entire remaining Maximum Funded Amount (even if such amount is less than $5,000,000).

          (d) The purchase price of each Incremental Funding shall be equal to 100% of the allocation of the related Incremental Funded Amount, and shall be paid not later than

1:00 p.m. New York City time on the Incremental Funding Date by wire transfer of immediately available funds to the Seller's account no. 323-2-37053, titled "NFC Proceeds Deposit Account," ABA# 021-000-021, maintained at The Chase Manhattan Bank (or such other account as may from time to time be specified by the Seller in a notice to the Administrative Agent).

     SECTION 2.04  Extension of Purchase Expiration Date.  The parties to this
                   -------------------------------------
Certificate Purchase Agreement may mutually agree in writing to the extension of the Purchase Expiration Date to a date no later than 364 days following the date of such extension; provided, that no agreement to any such extension shall be
                   --------
effective unless, the available commitments of the Liquidity Purchasers under the Asset Purchase Agreement and the credit and/or liquidity coverage committed under the program-wide credit and/or liquidity facilities for the commercial paper program of the Conduit Purchaser will continue to be in effect after such extension in the aggregate amounts, and for the period of the time, necessary to maintain the then-current ratings of the Conduit Purchaser's Notes.

     SECTION 2.05  Reduction of Maximum Funded Amount.  The Seller may reduce in
                   ----------------------------------
whole or in part the Maximum Funded Amount (but not below the Invested Amount) by giving the Administrative Agent written notice thereof at least five Business Days before such reduction is to take place; provided, however, that any partial
                                             --------  -------
reduction shall be in an aggregate amount of $10,000,000, or any integral multiples of $5,000,000 in excess thereof. Any such reduction in the Maximum Funded Amount shall be permanent. The applicable Purchasers shall be paid any accrued and unpaid Non-Use Fee on the date of such reduction with respect to the reduction amount.

     SECTION 2.06  Calculation of Monthly Interest.  (a) On or before the second
                   -------------------------------
Business Day after the end of each Due Period, the Administrative Agent shall calculate for the related Distribution Date, the Monthly Interest payable on such Distribution Date and provide such calculation to the Servicer in writing. If any Funding Tranche begins to accrue interest at a Funding Rate other than the CP Rate after the date the Administrative Agent provides the Monthly Interest calculation for any Distribution Date, the Administrative Agent shall promptly provide the Servicer a calculation of the interest that will accrue on such Funding Tranche and be included in the definition of "Monthly Interest" for such Distribution Date. The parties acknowledge that the interest calculation set forth in clause (C) of the definition of "Monthly Interest" shall be an
             ----------
estimate. If the estimated accruals exceed the actual accruals, the Administrative Agent shall reimburse such excess. If the actual accruals exceed the estimated accruals, the Seller shall reimburse the Administrative Agent.

     (b) All amounts payable with respect to the Series 2000-VFC Certificates hereunder and under the Series Supplement shall be paid to the account designated by the Administrative Agent in the Fee Letter.

     (c) If (i) any distribution of principal is made with respect to any Funding Tranche with a Fixed Period and a fixed interest rate other than on a Distribution Date during an

Early Amortization Period or Amortization Period or the last day of a Fixed Period with respect to such Funding Tranche, (ii) the Seller, or the Servicer acting on behalf of the Seller, shall not have provided the Administrative Agent with the number of days notice specified in the Series Supplement for such distribution of principal and (iii) the interest paid by a Purchaser to providers of funds to it to fund that Funding Tranche exceeds returns earned by such Purchaser from the first day through the last day of that Fixed Period factoring in actual returns earned during the Fixed Period and assuming redeployment of such funds in highly rated short-term money market instruments from the date of principal distribution through the end of the Fixed Period, then, upon written notice (including a detailed calculation of such Breakage Payment) from the Administrative Agent to the Servicer, such Purchaser shall be entitled to receive additional amounts in the amount of such excess (each, a "Breakage Payment") on the date of such distribution, so long as such written
 ----------------
notice is received not later than noon, New York City time, on the first Business Day immediately preceding such distribution.


                                  ARTICLE III

                                    CLOSING

     SECTION 3.01  Closing.  The closing (the "Closing") of the purchase and
                   -------                     -------
sale of the Series 2000-VFC Certificates shall take place at 10:00 a.m. at the offices of Kirkland & Ellis in Chicago, Illinois on January 28, 2000, or if the conditions to closing set forth in Article IV of this Certificate Purchase Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the "Closing Date").
                                         ------------

     SECTION 3.02  Transactions to be Effected at the Closing. At the Closing
                   ------------------------------------------
(a) the Administrative Agent will deliver to the Seller funds in an amount equal to the Initial Purchase Price (by wire transfer of immediately available funds to a bank account designated by the Seller to the Administrative Agent at least two Business Days prior to the Closing Date); and (b) the Seller shall deliver the Series 2000-VFC Certificate to the Administrative Agent in satisfaction of the Seller's obligation to the Administrative Agent hereunder.

                                  ARTICLE IV

                            CONDITIONS PRECEDENT TO
                         PURCHASE ON THE CLOSING DATE

     The purchase by the Administrative Agent on behalf of the Purchasers of the Series 2000-VFC Certificates is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by the Administrative Agent in its sole discretion):

     SECTION 4.01  Performance by the Seller and Servicer.  All the terms,
                   --------------------------------------
covenants, agreements and conditions of the Series Documents to be complied with and performed by the Seller and the Servicer at or before the Closing shall have been complied with and performed in all material respects.

     SECTION 4.02  Representations and Warranties.  Each of the representations
                   ------------------------------
and warranties of the Seller and the Servicer made in the Series Documents shall be true and correct in all material respects as of the time of the Closing (except to the extent they expressly relate to an earlier or later time).

     SECTION 4.03  Corporate Documents.  The Administrative Agent shall have
                   -------------------
received copies of (a) the (i) Certificate of Incorporation, good standing certificate and By-Laws of NFC, (ii) Board of Directors resolutions of NFC with respect to the Series Documents, and (iii) incumbency certificate of NFC, each certified by appropriate corporate authorities and (b) the (i) Certificate of Incorporation, good standing certificate and By-Laws of the Seller, (ii) Board of Directors resolutions of the Seller with respect to the Series Documents, and
(iii) incumbency certificate of the Seller, each certified by appropriate corporate authorities.

     SECTION 4.04  Opinions of Counsel to NFC and the Seller.  Counsel to NFC
                   -----------------------------------------
and the Seller shall have delivered to the Administrative Agent favorable opinions, dated as of the Closing Date and reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

     SECTION 4.05  Opinions of Counsel to the Master Trust Trustee.  Counsel to
                   -----------------------------------------------
the Master Trust Trustee shall have delivered to the Administrative Agent a favorable opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

     SECTION 4.06  Audit Information.  The Seller shall have provided to the
                   -----------------
Administrative Agent the most recent reports delivered pursuant to Sections 3.04(b), 3.05 and 3.06(a) and 3.06(b) of the Pooling and Servicing Agreement.

     SECTION 4.07  Financing Statements.  The Administrative Agent shall have
                   --------------------
received evidence satisfactory to it of the completion of all recordings, registrations, and filings as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect or evidence the transfer by each of NFC to the Seller and by the Seller to the Master Trust of their respective ownership interests in the Dealer Notes and the proceeds thereof and the security interest granted pursuant to Sections 2.01 and 2.02 of the Pooling and Servicing Agreement, including:

     (a) Acknowledgment copies of all UCC financing statements and assignments that have been filed in the offices of the Secretary of State of the applicable states and in the appropriate office or offices of such other locations as may be specified in the opinions of counsel delivered pursuant to Section 4.04 hereof; and

     (c) Certified copies of requests for information (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent and its counsel) dated a date reasonably near the Closing Date and listing all effective financing statements which name NFC, the Seller, as seller, assignor or debtor and which have been filed since the most recently issued series of certificates under the Pooling and Servicing Agreement in all jurisdictions in which the filings were or will be made, together with copies of such financing statements.

     SECTION 4.08   Ratings.  The Conduit Purchaser's Notes shall continue to be
                    -------
rated at least A-1 by Standard & Poor's and P-1 by Moody's. The Administrative Agent shall have received evidence from each of the rating agencies then rating any outstanding series issued by the Master Trust that the issuance of the Series 2000-VFC Certificates will not cause such rating agency to downgrade or withdraw its rating on any such series.

     SECTION 4.09   Documents.  The Administrative Agent shall have received a
                    ---------
duly executed counterpart of each of the Series Documents (or, in the case of Series Documents executed prior to the Closing Date, copies of executed counterparts) and each and every document or certification delivered by any party in connection with any of such agreements, and each such document shall be in full force and effect.

     SECTION 4.10   No Actions or Proceedings.  No action, suit, proceeding or
                    -------------------------
investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by the Series Documents and the documents related thereto in any material respect.

     SECTION 4.11   Approvals and Consents.  All Governmental Actions of all
                    ----------------------
Governmental Authorities required with respect to the transactions contemplated by the Series Documents and the other documents related thereto shall have been obtained or made.

     SECTION 4.12   Officer's Certificates.  The Administrative Agent shall have
                    ----------------------
received Officer's Certificates from NFC and the Seller in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 4.01 and 4.02 hereof with respect to NFC and the Seller, respectively.

     SECTION 4.13   Accounts.  The Administrative Agent shall have received
                    --------
evidence that the Series 2000-VFC Accounts have been established in accordance with the terms of the Pooling and Servicing Agreement and Series Supplement.

     SECTION 4.14   Other Documents.  The Seller shall have furnished to the
                    ---------------
Administrative Agent such other information, certificates and documents as the Administrative Agent may reasonably request.

     SECTION 4.15.  Fees.  Each fee specified in the Fee Letter as being due on
                    ----
the Closing Date shall have been paid.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

     SECTION 5.01   Representations and Warranties of the Seller. The Seller
                    --------------------------------------------
hereby makes the following representations and warranties to the Purchasers and the Administrative Agent, as of the Closing Date and as of each Incremental Funding Date, and the Purchasers and the Administrative Agent shall be deemed to have relied on such representations and warranties in purchasing the Series 2000-VFC Certificates on the Closing Date and in making (or committing to make) each Incremental Funding on each Incremental Funding Date.

          (a) The Seller repeats and reaffirms to the Purchasers and the Administrative Agent the representations and warranties of the Seller set forth in Sections 2.04 and 2.05 of the Pooling and Servicing Agreement and represents and warrants that such representations and warranties are true and correct.

          (b) Each of the Series Documents has been duly authorized, executed and delivered by the Seller, and is the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (c) The Series 2000-VFC Certificates have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the Series Supplement, and delivered to and paid for in accordance with this Certificate Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement and the Series Supplement, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (d) There is no pending or, to the Seller's knowledge, threatened action, suit or proceeding by or against the Seller before any Governmental Authority or any arbitrator (i) asserting the invalidity of this Certificate Purchase Agreement, any other Series Document or the Series 2000-VFC, (ii) seeking to prevent the issuance of the Series 2000-VFC or the consummation of any of the transactions contemplated by this Certificate Purchase Agreement or any other Series Document, (iii) that might materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Certificate Purchase Agreement, any other Series Document or the Series 2000-VFC or (iv) that if determined adversely as to Seller would have a Material Adverse Effect.

          (e) The Seller (i) is not in violation of its Certificate of Incorporation or By-Laws and (ii) is not in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement, or other agreement or instrument to which the Seller is a party or by which it may be bound or to which any of its properties or assets may be subject, except for such violations or defaults that would not have a Material Adverse Effect.

          (f) Any taxes, fees and other charges of Governmental Authorities applicable to the Seller in connection with the execution, delivery and performance by the Seller of the Series Documents or otherwise applicable to the Seller in connection with the Master Trust have been paid or will be paid by the Seller at or prior to the Closing Date or Incremental Funding Date, as applicable, to the extent then due, except for any such failures to pay which, individually and in the aggregate, would not have a Material Adverse Effect.

          (g) The Master Trust has been duly created and is validly existing under the laws of the State of Illinois. The Seller has authorized the Master Trust to issue and sell the Series 2000-VFC Certificates.

          (h) On the date hereof and on each Incremental Funding Date, the Seller is not insolvent or the subject of any voluntary or involuntary bankruptcy proceeding.

          (i)  No proceeds of a purchase hereunder will be used by the Seller
(i) for a purpose that violates or would be inconsistent with Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction in violation of
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

     (j) Assuming the accuracy of the representations and warranties of the Purchaser in Article VI of this Certificate Purchase Agreement, the sale of the
             ----------
Series 2000-VFC Certificates pursuant to the terms of this Certificate Purchase Agreement, the Pooling and Servicing Agreement and the Series Supplement will not require registration of the Series 2000-VFC Certificates under the Act.

     (k) Neither the Master Trust nor the Seller is an "investment company" or is controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (l) No written information furnished or to be furnished by the Seller or any of its Affiliates, agents or representatives to the Purchasers or the Administrative Agent for purposes of or in connection with this Certificate Purchase Agreement, including, without limitation, any reports delivered pursuant to Section 7A.01 and any information relating to the Dealer Notes and NFC's dealer financing business, is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case as of the date such information was or shall be stated or certified and as of the date such information was delivered by the Seller or any of its Affiliates, agents or representatives to the Purchasers or the Administrative Agent.

  SECTION 5.02.  Representations and Warranties of NFC.  NFC hereby makes the
                 -------------------------------------
following representations and warranties to the Purchasers and the Administrative Agent, as of the Closing Date and as of each Incremental Funding Date, and the Purchasers and the Administrative Agent shall be deemed to have relied on such representations and warranties in purchasing the Series 2000-VFC Certificates on the Closing Date and in making (or committing to make) each Incremental Funding on each Incremental Funding Date.

     (a) NFC repeats and reaffirms to the Purchasers and the Administrative Agent the representations, warranties and covenants of the Servicer set forth in
Section 3.03 of the Pooling and Servicing Agreement and the representations and warranties of NFC set forth in Section 3.02 of the Purchase Agreement and represents and warrants that all such representations and warranties are true and correct.

     (b) No Governmental Action which has not been obtained is required by or with respect to NFC in connection with any of the Series Documents, except any such failure which would not have a Material Adverse Effect.

     (c) Each of the Series Documents has been duly authorized, executed and delivered by NFC, and is the valid and legally binding obligation of NFC, enforceable against NFC in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     (d) The Series 2000-VFC Certificates have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the Series Supplement, and delivered to and paid for in accordance with this Certificate Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement and the Series Supplement, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     (e) There is no pending or, to NFC's knowledge, threatened action, suit or proceeding by or against NFC or the Seller before any Governmental Authority or any arbitrator (i) asserting the invalidity of this Certificate Purchase Agreement, any other Series Document or the Series 2000-VFC, (ii) seeking to prevent the issuance of the Series 2000-VFC or the consummation of any of the transactions contemplated by this Certificate Purchase Agreement or any other Series Document, (iii) that might materially and adversely affect the performance by either of NFC or the Seller of its obligations under, or the validity or enforceability of, this Certificate Purchase Agreement, any other Series Document or (iv) that if determined adversely as to NFC or the Seller would have a Material Adverse Effect.

     (f) NFC (i) is not in violation of its Certificate of Incorporation or By-Laws and (ii) is not in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement, or other agreement or instrument to which NFC is a party or by which it may be bound or to which any of its properties or assets may be subject, except for such violations or defaults that would not have a Material Adverse Effect.

     (g) Any taxes, fees and other charges of Governmental Authorities applicable to NFC in connection with the execution, delivery and performance by NFC of the Series Documents or otherwise applicable to NFC in connection with the Master Trust have been paid or will be paid by NFC at or prior to the Closing Date or Incremental Funding Date, as applicable, to the extent then due, except for any such failures to pay which, individually and in the aggregate, would not have a Material Adverse Effect.

     (h) The Master Trust has been duly created and is validly existing under the laws of the State of Illinois.

     (i) On the date hereof and on each Incremental Funding Date, NFC is not insolvent or the subject of any insolvency proceeding.

     (j) No written information furnished or to be furnished by NFC or its Affiliates, agents or representatives to the Purchasers or the Administrative Agent for purposes of or in connection with this Certificate Purchase Agreement, including, without limitation, any reports delivered pursuant to Section 7A.01 and any information relating to the Dealer Notes and NFC's dealer financing business, is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case as of the date such information was or shall be stated or certified, and such information heretofore furnished remains true and correct in all material respects as of the date such information was delivered by NFC or any of its Affiliates, agents or representatives to the Purchasers or the Administrative Agent.


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                     WITH RESPECT TO THE CONDUIT PURCHASER

     The Administrative Agent, on behalf of the Conduit Purchaser, hereby makes the following representations and warranties to the Seller and NFC on which the Seller and NFC shall rely in entering into this Certificate Purchase Agreement.

     SECTION 6.01  Organization.  The Conduit Purchaser has been duly organized
                   ------------
and is validly existing and in good standing as a corporation under the laws of the State governing its incorporation, with power and authority to own its properties and to transact the business in which it is now engaged and the Conduit Purchaser is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would have a material adverse effect on the interests of the Seller.

     SECTION 6.02  Authority, etc.  The Conduit Purchaser has all requisite
                   ---------------
power and authority to enter into and perform its obligations under this Certificate Purchase Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Conduit Purchaser of this Certificate Purchase Agreement and the consummation by the Conduit Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Conduit Purchaser. This Certificate Purchase Agreement has been duly and validly executed and delivered by the Conduit Purchaser and constitutes a legal, valid and binding obligation of the Conduit Purchaser, enforceable against the Conduit Purchaser in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Neither the execution and delivery by the Conduit Purchaser of this Certificate Purchase Agreement nor the consummation by the Conduit Purchaser of any of the transactions contemplated hereby, nor the fulfillment by the Conduit Purchaser of the terms hereof, will conflict with, or violate, result in a breach of or constitute a default under any term or provision of the Articles of Incorporation or By-laws of the Conduit Purchaser or any Governmental Rule applicable to the Conduit Purchaser.

     SECTION 6.03   Securities Act.  The Series 2000-VFC Certificates purchased
                    --------------
by the Administrative Agent on behalf of the Purchasers pursuant to this Certificate Purchase Agreement will be acquired for investment only and not with a view to any public distribution thereof, and no Conduit Purchaser will offer to sell or otherwise dispose of its interest in the Series 2000-VFC Certificates so acquired by it (or any interest therein) in violation of any of the registration requirements of the Act or any applicable state or other securities laws. The Administrative Agent and each Purchaser acknowledges that it has no right to require the Seller to register under the Act or any other securities law any Series 2000-VFC Certificate to be acquired by the Administrative Agent on behalf of such Purchaser pursuant to this Certificate Purchase Agreement.

  The Conduit Purchaser, the Committed Purchaser and Administrative Agent have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Series 2000-VFC Certificates and the Conduit Purchaser and Committed Purchaser are able to bear the economic risk of such investment. The Conduit Purchaser, Committed Purchaser and Administrative Agent have reviewed the Pooling and Servicing Agreement and the Series Supplement (including the schedule and exhibits thereto) and have had the opportunity to perform due diligence with respect thereto and to ask questions of and receive answers from the Seller and its representatives concerning the Seller, the Master Trust and the Series 2000-VFC Certificates. Each of the Conduit Purchaser, the Committed Purchaser and Administrative Agent is an "accredited investor" as defined in Rule 501, promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.


     SECTION 6.04   Investment Company Act.  Neither the Conduit Purchaser nor
                    ----------------------
the Administrative Agent is required to register as an "investment company" nor is the Conduit Purchaser or the Administrative Agent controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                                  ARTICLE VII

                            COVENANTS OF THE SELLER

     SECTION 7.01   Access to Information.  So long as any Series 2000-VFC
                    ---------------------
Certificate remains outstanding, the Seller will, at any time from time to time during regular business hours with reasonable notice to the Seller, permit the Conduit Purchaser or the Administrative Agent, or their agents or representatives to:

     (a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller relating to the Dealer Notes, and

     (b) visit the offices and property of the Seller for the purpose of examining such materials described in clause (a) above.

     Except as provided in Section 11.05, any information obtained by the Conduit Purchaser or the Administrative Agent pursuant to this Section 7.01 shall be held in confidence by the Conduit Purchaser and the Administrative Agent unless and to the extent such information (i) has become available to the public, (ii) is required or requested by any Governmental Authority or in any court proceeding or (iii) is required by any Governmental Rule. In the case of any disclosure permitted by clause (ii) or (iii), the Conduit Purchaser and the Administrative Agent shall use commercially reasonable efforts to (x) provide the Seller with advance notice of any such disclosure and (y) cooperate with the Seller in limiting the extent or effect of any such disclosure.

     SECTION 7.02   Security Interests; Further Assurances.  The Seller will
                    --------------------------------------
take all action reasonably necessary to maintain the Master Trust Trustee's first priority perfected ownership or security interest in the Dealer Notes and the collateral granted pursuant to Sections 2.01 and 2.02 of the Pooling and Servicing Agreement. The Seller agrees to take any and all acts and to execute any and all further instruments necessary or reasonably requested by the Conduit Purchaser or the Administrative Agent to more fully effect the purposes of this Agreement.

     SECTION 7.03   Covenants.  The Seller will duly observe and perform each of
                    ---------
its covenants set forth in the other Series Documents in all material respects.

     SECTION 7.04   Amendments.  The Seller will not make, or permit any Person
                    ----------
to make, any amendment, modification or change to, or provide any waiver under the Series Supplement without the prior written consent of the Administrative Agent.


                                 ARTICLE VIIA

                               COVENANTS OF NFC

     SECTION 7A.01  Information from NFC.  So long as the Series 2000-VFC
                    --------------------
Certificates remain outstanding, NFC will furnish to the Administrative Agent:

     (a) a copy of each certificate, opinion, report, statement, notice or other communication (other than investment instructions) furnished by or on behalf of NFC or the

Seller to the Master Trust Trustee or the Rating Agencies under any Series Document, concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other communication received by or on behalf of NFC or the Seller under any Series Document;

     (b) such other information (including financial information), documents, records or reports respecting the Master Trust, the Dealer Notes, the Seller or, to the extent it relates to the origination of Dealer Notes or the servicing of the Master Trust, NFC, as the Conduit Purchaser or Administrative Agent may from time to time reasonably request;

     (c) as soon as available and in any event within (i) 45 days after the end of each of the first three fiscal quarters of any fiscal year and (ii) 120 days after the end of the last fiscal quarter of any fiscal year, copies of the interim or annual, as applicable, financial statements of NFC, prepared in conformity with generally accepted accounting principles consistently applied; and

     (d) as soon as possible and in any event within two Business Days after knowledge thereof by a Responsible Officer of NFC, notice of each Early Amortization Event or event which with the giving of notice or the passage of time or both would constitute an Early Amortization Event.

     SECTION 7A.02  Access to Information.  So long as any Series 2000-VFC
                    ---------------------
Certificate remains outstanding, NFC will, at any time from time to time during regular business hours with reasonable notice to NFC, permit the Conduit Purchaser or the Administrative Agent, or their agents or representatives to:

     (a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of NFC relating to the Dealer Notes, and

     (b) visit the offices and property of NFC for the purpose of examining such materials described in clause (a) above.

     Except as provided in Section 11.05, any information obtained by the Conduit Purchaser or the Administrative Agent pursuant to this Section 7A.02 shall be held in confidence by the Conduit Purchaser and the Administrative Agent unless and to the extent such information (i) has become available to the public, (ii) is required or requested by any Governmental Authority or in any court proceeding or (iii) is required by any Governmental Rule. In the case of any disclosure permitted by clause (ii) or (iii), the Conduit Purchaser and the Administrative Agent shall use commercially reasonable efforts to (x) provide NFC with advance notice of any such disclosure and (y) cooperate with NFC in limiting the extent or effect of any such disclosure.

     SECTION 7A.03  Covenants.  NFC will duly observe and perform each of its
                    ---------
covenants set forth in the other Series Documents in all material respects.

     SECTION 7A.04  Amendments.  NFC will not make, or permit any Person to
                    ----------
make, any material amendment, modification or change to, or provide any waiver under the Series Supplement without the prior written consent of the Administrative Agent.


                                 ARTICLE VIII

                             ADDITIONAL COVENANTS

     SECTION 8.01   Legal Conditions to Closing.  The parties hereto will take
                    ---------------------------
all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Certificate Purchase Agreement.

     SECTION 8.02   Expenses.  Whether or not the Closing takes place, except as
                    --------
otherwise expressly provided herein or in the Fee letter, all costs and expenses incurred in connection with this Certificate Purchase Agreement and the transactions contemplated hereby shall (as between the Seller and the Conduit Purchaser) be paid by the Seller.

     SECTION 8.03   Mutual Obligations.  On and after the Closing, each party
                    ------------------
hereto will do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Certificate Purchase Agreement.

     SECTION 8.04  Restrictions on Transfer.  The Administrative Agent agrees
                   ------------------------
that it will comply with the restrictions on transfer of the Series 2000-VFC Certificates set forth in the Pooling and Servicing Agreement and the Series Supplement and that it will resell the Series 2000-VFC Certificates only in compliance with such restrictions; provided, however, that the Seller
                                   --------  -------
acknowledges that in the event of the purchase of the Series 2000-VFC Certificates by any Purchaser or RIC no such purchaser will be required to execute and deliver the Investment Letter.

     SECTION 8.05   Consents, etc.  Each Conduit Purchaser agrees not to
                    -------------
unreasonably withhold or delay its consent to any amendment or other matter requiring consent of the Series 2000-VFC Certificateholders under a provision of any Series Document to the extent that such provision specifies that such consent is not to be unreasonably withheld or delayed.

                                  ARTICLE IX

                                INDEMNIFICATION

     SECTION 9.01   Indemnification.  (a) The Seller hereby agrees to indemnify
                    ---------------
and hold harmless each Indemnified Party against any and all losses, claims, damages, liabilities or expenses (including reasonable legal and accounting fees) (collectively, "Seller Losses"), as incurred (payable promptly upon
                      -------------
written request), for or on account of or arising from or in connection with this Certificate Purchase Agreement, including any breach of any representation, warranty or covenant of the Seller in this Certificate Purchase Agreement or in any certificate or other written material delivered pursuant hereto.

     (b) NFC hereby agrees to indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages, liabilities or expenses (including reasonable legal and accounting fees) (collectively, "NFC Losses"),
                                                                 ----------
as incurred (payable promptly upon written request), for or on account of or arising from or in connection with any breach of any representation, warranty or covenant of NFC in this Certificate Purchase Agreement or in any certificate or other written material delivered pursuant hereto.

     (c) Notwithstanding Sections 9.01(a) and (b), in no event shall any Indemnified Party be indemnified for Seller Losses or NFC Losses to the extent
(i) resulting from the performance of the Dealer Notes, market fluctuations or other similar market or investment risks associated with ownership of the Series 2000-VFC Certificates, (ii) which would otherwise be covered in Sections 9.04 and 9.05 hereof, (iii) arising from such Person's gross negligence or willful misconduct, (iv) arising from a breach of any representation or warranty set forth in the Pooling and Servicing Agreement, a remedy for the breach of which is provided in Section 2.06 of the Pooling and Servicing Agreement or (v) arising from a breach of any representation or warranty set forth in the Purchase Agreement, a remedy for the breach of which is provided in Section 4.06(d) of the Purchase Agreement.

     SECTION 9.02   Procedure.  In order for an Indemnified Party to be entitled
                    ---------
to any indemnification provided for under this Certificate Purchase Agreement in respect of, arising out of, or involving a claim made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify
                      -----------------
NFC or the Seller, as applicable (the "Applicable Indemnifying Party") in
                                       -----------------------------
writing of the Third Party Claim within a reasonable time after receipt by such Indemnified Party of written notice of the Third Party Claim unless the "Applicable Indemnifying Party shall have previously obtained actual knowledge
 -----------------------------
thereof. Thereafter, the Indemnified Party shall deliver to the Applicable Indemnifying Party, within a reasonable time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

     SECTION 9.03   Defense of Claims. If a Third Party Claim is made against an
                    -----------------
Indemnified Party, (a) the Applicable Indemnifying Party will be entitled to participate in the defense thereof and, (b) if it so chooses, to assume the defense thereof with counsel selected by the Applicable Indemnifying Party, provided that in connection with such assumption (i) such counsel is not reasonably objected to by the Indemnified Party and (ii) the Applicable Indemnifying Party first admits in writing their joint and several liability to indemnify the Indemnified Party with respect to all elements of such claim in full. Should the Applicable Indemnifying Party so elect to assume the defense of a Third Party Claim, the Applicable Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Applicable Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnified Party will (i) cooperate in all reasonable respects with the Applicable Indemnifying Party in connection with such defense and (ii) not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Applicable Indemnifying Party's prior written consent, as the case may be. If the Applicable Indemnifying Party shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Applicable Indemnifying Party does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Applicable Indemnifying Party of such terms and the Applicable Indemnifying Party will promptly reimburse the Indemnified Party upon written request. Anything contained in this Certificate Purchase Agreement to the contrary notwithstanding, neither the Applicable Indemnifying Party shall be entitled to assume the defense of any part of a Third Party Claim that seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party.

     SECTION 9.04  Indemnity for Taxes, Reserves and Expenses. (a) If after the
                   ------------------------------------------
date hereof, the adoption of any Governmental Rule or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Governmental Rule or bank regulatory guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any directive of any Governmental Authority (in the case of any bank regulatory guideline, whether or not having the force of Governmental
Rule):

     (i) shall subject any Indemnified Party to any tax, duty, deduction or other charge with respect to the Dealer Notes, the Pooling and Servicing Agreement, the Series Supplement, the Series 2000-VFC Certificates, this Certificate Purchase Agreement or payments of amounts due thereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect thereof (except for changes in the rate of general corporate, franchise, net income or other income tax (including by means of withholding) imposed on such Indemnified Party by the United States of America, the jurisdiction in which such Indemnified Party's principal executive office is located or any other jurisdiction in which the Indemnified Party would be subject to such tax even if the transactions contemplated by this Agreement had not occurred); or

     (ii) shall impose, modify or deem applicable any reserve, capital, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Dealer Notes, the Pooling and Servicing Agreement, the Series Supplement, the Series 2000-VFC Certificates, this Certificate Purchase Agreement or payments of amounts due thereunder (including with respect to Eurocurrency liability reserves); or

     (iii) imposes upon any Indemnified Party any other cost or expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing if such a contest is requested by the Applicable Indemnifying Party) with respect to the Dealer Notes, the Series 2000-VFC Certificates, any Series Document or payments of amounts due hereunder or thereunder; and the result of any of the foregoing is to increase the cost or reduce the payments to such Indemnified Party with respect to the Dealer Notes, the Pooling and Servicing Agreement, the Series Supplement, the Series 2000-VFC Certificates, this Certificate Purchase Agreement or payments of amounts due thereunder or the obligations thereunder or the funding of any purchases (including Incremental Fundings) with respect thereto by any Purchaser, by an amount deemed by such Indemnified Party to be material, then such amount or amounts as will compensate such Indemnified Party for such increased cost or reduced payments shall be payable to such Indemnified Party in accordance with Section 9.05(c).
                                                     ---------------

     (b) If any Indemnified Party shall have determined that, after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Governmental Authority, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction shall be payable to such Indemnified Party in accordance with Section 9.05(c).
                                     ---------------

     (c) Any Indemnified Party who makes a demand for payment of increased costs or capital pursuant to Section 9.04(a) or (b) shall promptly deliver to the Seller a certificate setting forth in reasonable detail the computation of such increased costs or capital and specifying the basis therefor. In the absence of manifest error, such certificate shall be conclusive and binding for all purposes. Each Indemnified Party shall use reasonable efforts to mitigate the effect upon of any such increased costs or capital requirements; provided,
                                                                     --------
it shall not
be obligated to take any action that it determines would be disadvantageous to it or inconsistent with its policies.

     SECTION 9.05   Costs, Expenses, Taxes, Breakage Payments and Increased
                    -------------------------------------------------------
Costs under Certificate Purchase Agreement and Program Facility. (a)Subject to
---------------------------------------------------------------
the payment terms of Section 9.05, each of the Seller and NFC agree to pay to
                     ------------
each Purchaser and its Administrative Agent (i) all reasonable costs and expenses in connection with the preparation, execution and delivery of this Certificate Purchase Agreement, the other documents to be delivered hereunder or in connection herewith and any requested amendments, waivers or consents or examination or visit by the Conduit Purchaser or Administrative Agent pursuant to Section 7.01 or 7A.02 hereof including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser and the Administrative Agent, with respect thereto and with respect to advising the Purchaser and the Administrative Agent as to its respective rights and remedies under this Certificate Purchase Agreement and the other documents delivered hereunder or in connection herewith and (ii) all costs and expenses, if any, in connection with the enforcement of this Certificate Purchase Agreement and the other documents delivered hereunder or in connection herewith.

     (b)  Subject to the payment terms of Section 9.05, each of NFC and the
                                          ------------
Seller agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Certificate Purchase Agreement, the Series 2000-VFC Certificates or the other documents and agreements to be delivered hereunder, and agrees to hold each Purchaser and its Administrative Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     (c) The Seller shall be obligated to pay the amount of any Breakage Payments, other Additional Amounts or Non-Use Fee payable on each Distribution Date to the extent not paid when required pursuant to Section 4.04 of the Series Supplement; provided, that the Seller shall be required to make such payments
            --------
solely to the extent of any cash flows payable to the Seller on such date from the Master Trust. If and to the extent that any Additional Amounts (other than Breakage Payments) or Non-Use Fee shall remain outstanding after payment by the Seller pursuant to the preceding sentence on any Distribution Date, NFC shall be required to make such payments within 10 days after demand therefor by the Administrative Agent or the applicable payee.

     (d) If a Conduit Purchaser becomes obligated to compensate any financial institution under its commercial paper program as a result of any events or circumstances similar to those described in Sections 9.04 or 9.05(c), the Conduit Purchaser shall promptly deliver to the Seller a certificate setting forth in reasonable detail the computation of such amounts. In the absence of manifest error, such certificate shall be conclusive and binding for all purposes. The Seller shall be obligated to pay to the Conduit Purchaser, promptly after receipt of such certificate, such additional amounts as may be necessary to reimburse the Conduit Purchaser for any amounts so paid by the Conduit Purchaser. With respect to amounts to be paid pursuant to this Section 9.05(d) as a result of any events or circumstances similar to those described in Section 9.04 or 9.05(c) hereof, the Conduit Purchaser shall request the party to be compensated to use its reasonable efforts to mitigate the effect upon the Seller of any such increased costs or capital requirements; provided,
                                                                     --------
such party shall not be obligated to take any action that it determines would be disadvantageous to it or inconsistent with its policies.


                                   ARTICLE X

                           THE ADMINISTRATIVE AGENT

     SECTION 10.01  Authorization and Action.  Each Purchaser hereby accepts the
                    ------------------------
appointment of and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies under this Certificate Purchase Agreement and any related agreements and documents. Except for actions which the Administrative Agent is expressly required to take pursuant to this Certificate Purchase Agreement or the Asset Purchase Agreement, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to applicable law unless the Administrative Agent shall receive further assurances to its satisfaction from the Purchasers, of the indemnification obligations under Section 10.04 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action. The Administrative Agent agrees to give to the Purchasers prompt notice of each notice and determination given to it by the Seller, the Servicer or the Master Trust Trustee, pursuant to the terms of this Certificate Purchase Agreement, the Pooling and Servicing Agreement or the Series Supplement. Subject to Section
10.06 hereof, the appointment and authority of the Administrative Agent hereunder shall terminate upon (i) the payment to (a) the Purchasers of all amounts owing to the Purchasers hereunder and (b) the Administrative Agent of all amounts due hereunder and (ii) the Series Termination Date specified in the Series Supplement.

     SECTION 10.02  Administrative Agent's Reliance, Etc.  Neither the
                    -------------------------------------
Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Certificate Purchase Agreement or any related agreement or document, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Purchasers and shall not be responsible to the Purchasers for any statements, warranties or representations made by the Seller or NFC (in any capacity) in connection with any Series Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Series Document on the part of the Seller or NFC (in any capacity) or to inspect the property (including the books and records) of the Seller or NFC (in any capacity); (iv) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Certificate Purchase Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Certificate Purchase Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

     SECTION 10.03  Administrative Agent and Affiliates.  Bank of America and
                    -----------------------------------
its respective Affiliates may generally engage in any kind of business with the Seller, NFC or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, NFC or any Obligor or any of their respective Affiliates, all as if such entities were not the Administrative Agent and without any duty to account therefor to the Purchasers.

     SECTION 10.04  Indemnification.  Each Purchaser (other than the Conduit
                    ---------------
Purchaser) severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Seller or NFC), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Certificate Purchase Agreement or any action taken or omitted by the Administrative Agent under this Certificate Purchase Agreement; provided, that (i) no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent's gross negligence or willful misconduct and (ii) no Purchaser shall be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Conduit Purchaser and the majority of the Purchasers (other than the Conduit Purchaser) (based on purchase commitments under the Asset Purchase Agreement). Without limitation of the generality of the foregoing, each Purchaser (other than a the Conduit Purchaser), agrees to reimburse the related Administrative Agent, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Certificate Purchase Agreement, provided, that no Purchaser shall be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

     SECTION 10.05  Purchase Decision.  Each Purchaser acknowledges that it has,
                    -----------------
independently and without reliance upon the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Certificate Purchase Agreement and to purchase an interest in the Series 2000-VFC Certificates. Each Purchaser also acknowledges that it will, independently and without reliance upon the Administrative Agent or any of its Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Certificate Purchase Agreement or any related agreement, instrument or other document.

     SECTION 10.06  Successor Administrative Agent.  The Administrative Agent
                    ------------------------------
may resign at any time by giving sixty days' written notice thereof to the Purchasers, the Seller, the Servicer and the Master Trust Trustee. Upon any such resignation, the Purchasers shall have the right to appoint a successor Administrative Agent approved by the Seller (which approval will not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment, within sixty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Purchasers, appoint a successor Administrative Agent. If such successor Administrative Agent is not an Affiliate of the resigning Administrative Agent, such successor Administrative Agent shall be subject to the Seller's prior written approval (which approval will not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Certificate Purchase Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Certificate Purchase Agreement.


                                  ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.01  Amendments.  No amendment or waiver of any provision of this
                    ----------
Certificate Purchase Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 11.02  Notices.  All notices and other communications provided for
                    -------
hereunder shall, unless otherwise stated herein, be in writing (including telecopies, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, cabled or delivered, as to each party hereto, at its address set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall, when mailed, telecopied, telegraphed or cabled, be effective when deposited in the mails, confirmed by telephone, delivered to the telegraph company or delivered to the cable company, respectively.

     SECTION 11.03  No Waiver; Remedies.  No failure on the part of any party
                    -------------------
hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 11.04  Binding Effect; Assignability.    This Certificate Purchase
                    -----------------------------
Agreement shall be binding upon and inure to the benefit of the Seller, NFC, the Administrative Agent and the Purchasers party this Agreement and their respective successors and assigns (including any subsequent holders of the Series 2000-VFC Certificates); provided, however, that the Seller shall not have
                               --------  -------
the right to assign its rights hereunder or any interest herein (by operation of law or otherwise) without the prior written consent of the Administrative Agent. The Administrative Agent agrees that it shall not transfer a Series 2000-VFC Certificate without the Seller's consent, unless such transfer (x) is to a Purchaser, (y) is to a RIC or (z) occurs after the commencement of the Early Amortization Period.

  Without limiting the foregoing, the Administrative Agent on behalf of the Conduit Purchaser may, from time to time, with prior or concurrent notice to the Seller and the Servicer, in one transaction or a series of transactions, assign all or a portion of a Series 2000-VFC Certificate and its rights and obligations under this Agreement to a RIC. Upon and to the extent of such assignment to a RIC, (i) the RIC shall be the owner of the assigned portion of the Series 2000-VFC Certificate, (ii) Bank of America (or an Affiliate thereof) will act as Administrative Agent for the RIC as well as for the assigning Conduit Purchaser, with all corresponding rights and powers, express or implied, granted herein to the Administrative Agent, (iii) the RIC and its Program Support Providers and other related parties shall have the benefit of all the rights and protections provided to the assigning Conduit Purchaser and its Program Support Providers and other related parties, respectively, herein and in the other Series Documents (including, without limitation, any limitation on recourse against the assigning Conduit Purchaser or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against the assigning Conduit Purchaser, and the right to assign to another RIC as provided in this paragraph), (iv) the RIC shall assume all obligations, if any, of the assigning Conduit Purchaser under and in connection with this Certificate Purchase Agreement, and the assigning Conduit Purchaser shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the assigning Conduit Purchaser (if any) and the RIC shall be several and not joint, (v) all distributions in respect of principal or interest shall be made to the assigning Conduit Purchaser and the RIC, on a pro rata basis according to their respective interests (or in the case of interest, the accrued amounts thereof), (vi) the Funding Rate used to calculate the interest with respect to the portions of the Series 2000-VFC Certificates owned on behalf of the RIC and funded with commercial paper notes issued by the RIC from time to time shall be determined in the manner set forth in the definition of "CP Rate" on the basis of the discount or interest rates applicable to commercial paper issued by the RIC (rather than the assigning Conduit Purchaser), (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and
(viii) if requested by the Administrative Agent, the parties will execute and deliver such further agreements and documents and take such other actions as the Administrative Agent may reasonably request to evidence and give effect to the foregoing.

     (b) Without the consent of the Seller, each Committed Purchaser party to this Certificate Purchase Agreement may assign all or a portion of its rights and obligations under this Certificate Purchase Agreement to any financial or other institution acceptable to the Administrative Agent. The parties to each such assignment shall execute and deliver an Assignment and Acceptance to the Administrative Agent, and the Administrative Agent shall promptly notify the Seller of such assignment. From and after the effective date of such Assignment and Acceptance, the assigning Committed Purchaser shall be relieved of its obligations hereunder to the extent so assigned.

     (c) Any Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Persons (each, a "Participant") participating interests in all or a portion of its rights and
 -----------
obligations under this Certificate Purchase Agreement. Notwithstanding any such sale by a Purchaser of participating interests to a Participant, such Purchaser's rights and obligations under this Certificate Purchase Agreement shall remain unchanged, such Purchaser shall remain solely responsible for the performance thereof, and the Seller and the Administrative Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Certificate Purchase Agreement. The Seller also agrees that each Participant shall be entitled to the benefits of Article IX hereof; provided, however, that all amounts payable by the Seller
                      --------  -------
to any such Participant shall be limited to the amounts which would have been payable to the Purchaser selling such participating interest had such interest not been sold.

     (d) This Certificate Purchase Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Series 2000-VFC Certificates shall have been paid in full.

     SECTION 11.05  Provision of Documents and Information.  The Seller
                    --------------------------------------
acknowledges and agrees that the Conduit Purchaser, the Committed Purchaser and Administrative Agent are permitted to provide to the Liquidity Purchasers, permitted assignees and participants, the placement agents for their respective commercial paper notes, the rating agencies with respect to such notes and other liquidity and credit providers under their respective commercial paper programs, opinions, certificates, documents and other information relating to the Seller, NFC and the Dealer Notes delivered to the Conduit Purchaser, the Committed Purchaser or the Administrative Agent pursuant to this Certificate Purchase Agreement.

     SECTION 11.06  GOVERNING LAW; JURISDICTION.  THIS CERTIFICATE PURCHASE
                    ---------------------------
AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS CERTIFICATE PURCHASE AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON
                                                                   ---------
CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY
----------
OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     SECTION 11.07  No Proceedings. (a) The Seller agrees that so long as any
                    --------------
senior indebtedness of a Conduit Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any senior indebtedness of the Conduit Purchaser shall have been outstanding, it shall not file, or join in the filing of, a petition against the Conduit Purchaser or the Master Trust under the Federal Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against the Conduit Purchaser or the Master Trust.

     (b) Each Purchaser severally agrees that it shall not at any time file, or join in the filing of, a petition against the Seller, the Master Trust Trustee (solely in its capacity as acting as such for the Master Trust) or the Master Trust under the Federal Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against the Seller, the Master Trust Trustee (solely in its capacity as acting as such for the Master Trust) or the Master Trust.

     SECTION 11.08  Execution in Counterparts.  This Certificate Purchase
                    -------------------------
Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     SECTION 11.09  No Recourse.  The obligations of any Purchaser under this
                    -----------
Certificate Purchase Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by such Purchaser or any officer thereof are solely the corporate or partnership obligations of such Purchaser. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Certificate Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by such Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of such Purchaser.

     SECTION 11.10  Limited Recourse.  The obligations of each of the Seller and
                    ----------------
NFC under this Certificate Purchase Agreement are solely the corporate obligations of such Person. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Certificate Purchase Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Seller or NFC or any officer thereof in connection therewith, against any stockholder, employee, officer or director of the Seller or NFC.

     SECTION 11.11  Survival.  All representations, warranties, covenants,
                    --------
guaranties and indemnifications contained in this Certificate Purchase Agreement, including, without limitation, Article IX and Sections 11.07, 11.09 and 11.10, and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale, transfer or repayment of the Series 2000-VFC Certificates.

     SECTION 11.12  Tax Characterization.  Each party to this Certificate
                    --------------------
Purchase Agreement (a) acknowledges and agrees that it is the intent of the parties to this Certificate Purchase Agreement that, for federal, state and local income and franchise tax purposes only, the Series 2000-VFC Certificates will be treated as evidence of indebtedness secured by the Dealer Notes and proceeds thereof and the Master Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (b) agrees to treat the Series 2000-VFC Certificates for federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of this Certificate Purchase Agreement and all related Series Documents shall be construed to further these intentions of the parties.

     SECTION 11.13  Master Trust Rating Agency Notices.  Each of the Seller and
                    ----------------------------------
the Servicer hereby agree to provide written notice to each of the rating agencies then rating any outstanding series issued by the Master Trust at least 5 days prior to the proposed effectiveness of any (i) anyextension of the Purchase Expiration Date and (ii) any proposed action specified in Section 2.04,
                                                                   ------------
Section 7.04, Section 10.06 or Section 11.01 of this Certificate Purchase
------------  -------------    -------------
Agreement. Each such notice shall include a copy or description of any such proposed action.

     IN WITNESS WHEREOF, the parties have caused this Certificate Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   NAVISTAR FINANCIAL SECURITIES
                                      CORPORATION,
                                   as Seller


                                   By: /s/ John J. Bongiorno
                                      ---------------------------
                                     Name: John J. Bongiorno
                                     Title: President & CEO

                                   NAVISTAR FINANCIAL CORPORATION,
                                   as Servicer


                                   By: /s/ John J. Bongiorno
                                      ---------------------------
                                     Name: John J. Bongiorno
                                     Title: President & CEO


                                   RECEIVABLES CAPITAL CORPORATION,
                                   as a Conduit Purchaser

                                   By: /s/ Stewart L. Cutler
                                      ---------------------------
                                     Name: Stewart L. Cutler
                                     Title: Managing Director

                                   BANK OF AMERICA, NATIONAL ASSOCIATION,
                                   as Administrative Agent

                                   By: /s/ Gregory S. Blank
                                      ------------------------------
                                     Name: Gregory S. Blank
                                     Title: Vice President


                                   BANK OF AMERICA, NATIONAL ASSOCIATION,
                                   as a Committed Purchaser


                                   By: /s/ Gregory S. Blank
                                      ------------------------------
                                     Name: Gregory S. Blank
                                     Title: Vice President
                                     Purchaser Percentage: 100%

                                                                       EXHIBIT A



                               Form of Notice of
                              Incremental Funding

                 [Letterhead of Navistar Financial Corporation]


A.   Proposed Incremental Funding Date:  ___________

B.   Amount of requested Incremental Funding with
     respect to Series 2000-VFC Certificate (must be
     more than $5,000,000 (unless for any lesser
     remaining Maximum Funded Amount) but not greater
     than remaining Maximum Funded Amount)...................    $__________

C.   Purchase Price (100% of the Incremental Funded
     Amount to the Series 2000-VFC Certificate)..............    $__________

D.   Remaining Maximum Funded Amount (after giving
     effect to the requested Incremental Funding)............    $__________

E.   Certifications:

     (a) The representations and warranties of Navistar Financial Securities Corporation ("Seller") in the Pooling and Servicing Agreement dated as of June 8, 1995 (as amended, modified and supplemented, the "Pooling and Servicing Agreement"), among the Seller, Navistar Financial Corporation, as Servicer, and The Bank of New York, as Master Trust Trustee (the "Master Trust Trustee"), the Series Supplement dated as of January 28, 2000 (the "Series Supplement"), among the Seller, the Servicer and the Master Trust Trustee and the Certificate Purchase Agreement dated as of January 28, 2000 (the "Certificate Purchase Agreement"), among the Seller, the Conduit Purchaser, the Administrative Agent and the Committed Purchasers named therein, are true and correct on the date hereof.

     (b) The conditions to the Incremental Funding specified in Section 2.03(b) of the Certificate Purchase Agreement have been satisfied and/or will be satisfied as of the applicable Incremental Funding Date.

                                   NAVISTAR FINANCIAL CORPORATION


                                   By ________________________
                                        Authorized Officer


Date of Notice:  __________

                                                                       EXHIBIT B



                          [Form of Investment Letter]



                                __________ ____, 2000



Navistar Financial Securities Corporation
[Address]



                Re:  Purchase of Series 2000-VFC Certificate
                     ---------------------------------------

Ladies and Gentlemen:

     This letter (the "Investment Letter") is delivered by ____________________ (the "Purchaser") and ____________________ ("__________"), as Administrative
Agent pursuant to Section 6.03 of the Certificate Purchase Agreement ("Certificate Purchase Agreement") dated as of January 28, 2000 among Navistar Financial Securities Corporation ("Seller") and the Conduit Purchaser, Administrative Agent and Committed Purchasers named therein. Capitalized terms used herein without definition shall have the meanings set forth in the Certificate Purchase Agreement. The Purchaser represents to the Seller as follows:

     (i) the Purchaser is authorized to enter into the Certificate Purchase Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby;

     (ii) the Purchaser and Administrative Agent have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Series 2000-VFC Certificate and the Purchaser is able to bear the economic risk of such investment;

     (iii) the Purchaser and Administrative Agent have reviewed the Pooling and Servicing Agreement and the Series Supplement (including the schedule and exhibits thereto) and have had the opportunity to perform due diligence with respect thereto and to ask questions of and receive answers from the Seller and its representatives concerning the Seller, the Master Trust and the Series 2000-VFC Certificate;

     (iv) Administrative Agent is an agent on behalf of the Purchaser and the Purchaser is not acquiring the Series 2000-VFC Certificate as an agent or otherwise for any other person. The Purchaser is a [____________________]. Administrative Agent is a [____________________];

     (v) each of the Purchaser and Administrative Agent is an "accredited investor" as defined in Rule 501, promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Purchaser and Administrative Agent understand that the offering and sale of the Series 2000-VFC Certificate have not been and will not be registered under the Securities Act of 1933, as amended, and have not and will not be registered or qualified under any applicable "blue sky" law, and that the offering and sale of the Series 2000-VFC Certificate have not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body;

     (vi) the Purchaser, through Administrative Agent, is acquiring the Series 2000-VFC Certificate without a view to any distribution, resale or other transfer thereof, except as contemplated by the following sentence. The Purchaser and Administrative Agent will not resell or otherwise transfer the Series 2000-VFC Certificate or any portion thereof, except (A) [in accordance with Section 8.04 of the Certificate Purchase Agreement] [with a letter from the buyer or transferee thereof in substantially the form hereof] and (B) (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended; (ii) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities or "blue sky" laws; (iii) to the Seller or any affiliate of the Seller; (iv) to a person who the Purchaser and Administrative Agent reasonably believe is a qualified institutional buyer (within the meaning thereof in Rule 144A under the Securities Act of 1933, as amended) that is aware that the resale or other transfer is being made in reliance upon Rule 144A; or (v) pursuant to Regulation S under the Securities Act of 1933, as amended.

     (vii) the Purchaser and Administrative Agent understand that each Series 2000-VFC Certificate will bear a legend to substantially the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS UNDER STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT AND SERIES SUPPLEMENT REFERRED TO HEREIN.

     [NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE ACQUIRED BY (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE 1 OF ERISA, (B) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (EACH A "BENEFIT PLAN"). BY ACCEPTING AND HOLDING THIS CERTIFICATE OR ANY INTEREST HEREIN, THE HOLDER HEREOF OR ANY OWNER OF AN INTEREST HEREIN SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.]

     (viii) this Investment Letter has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligations of the Purchaser and Administrative Agent, enforceable against the Purchaser and Administrative Agent in accordance with its terms, except as such enforceability may be limited by receivership, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity; and

     [(ix)     Each of the Purchaser and Administrative Agent represents and warrants that neither the Purchaser nor Administrative Agent is (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code, or (iii) an entity whose underlying assets include plan assets by reason of a plan's investment in such entity.]

                                        Very truly yours,

                                        ______________________________,
                                         as Purchaser


                                        By:___________________________
                                         Name:
                                         Title:

                                        ______________________________,
                                         as Administrative Agent


                                        By:___________________________
                                         Name:
                                         Title:

                                   SCHEDULE I

                             Addresses for Notices

If to:

          Seller:        Navistar Financial Securities Corporation
                         2850 West Golf Road
                         Rolling Meadows, Illinois 60008
                         Attention: Vice President & Treasurer
                                    cc:  General Counsel
                         Facsimile: (847) 734-4090


          Servicer:      Navistar Financial Corporation
                         2850 West Golf Road
                         Rolling Meadows, Illinois 60008
                         Attention: Vice President & Treasurer
                                    cc:  General Counsel
                         Facsimile: (847) 734-4090


          Conduit        Receivables Capital Corporation
          Purchaser:     c/o Merrill Lynch Money Markets Inc.
                         World Financial Center, North Tower
                         250 Vesey Street- 11th Floor
                         New York, New York 10281-1311
                         Attention: Stewart Cutler
                         Facsimile:  (212) 449-8939

          With a copy to:

                         Bank of America, National Association
                         231 South LaSalle Street
                         Chicago, IL  60697
                         Attention: Marianne Mihalik
                         Facsimile: (312) 923-0273

          Administrative
          Agent:         Bank of America, National Association
                         231 South LaSalle Street
                         Chicago, Illinois 60697
                         Attention:  Marianne Mihalik
                         Facsimile:  (312) 923-0273